Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Heartland Oil and Gas Corporation
Jacksboro, TX 76458

We hereby consent to the incorporation by reference in the S-8 Registration Statement of our report dated April 15th, 2008, relating to the consolidated financial statements of Heartland Oil and Gas Corporation appearing in the Company’s annual report on Form 10-KSB for the year ended December 31, 2007.

KBL,LLP
Certified Public Accountants and Advisors
May 28, 2008

110 Wall Street, 11th floor, New York, NY 10005	212.785-9700